AMENDMENT NUMBER ONE
TO THE

TUPPERWARE BRANDS CORPORATION
2016 INCENTIVE PLAN

Dated May 24, 2017

WHEREAS, Tupperware Brands Corporation, a Delaware corporation (the “Corporation”), maintains the Tupperware Brands Corporation 2016 Incentive Plan (the “Plan”); and
WHEREAS, pursuant to Section 16.1 of the Plan, the Board of Directors of the Corporation (the “Board”) has the authority to amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation; and
WHEREAS, upon the recommendation of the Compensation & Management Development Committee of the Board, the Board deems it to be in the best interest of the Corporation to amend the Plan to modify the definition of “Change of Control”.
NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective May 24, 2017, to replace Section 2(g)(i) of the Plan with the following:

i. An acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35 percent or more of either (1) the then outstanding Shares (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or
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As amended by this Amendment, the Plan is in all respects ratified and confirmed, and as so amended by this Amendment, the Plan shall be read, taken and construed as one and the same instrument.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed by its duly authorized agent as of May 24, 2017.

TUPPERWARE BRANDS CORPORATION
By:	/s/ Karen M. Sheehan
Name:	Karen M. Sheehan
Title:	Senior Vice President, General Counsel & Secretary